EXHIBIT 23

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

CVS Corporation:

We consent to the incorporation by reference in the Registration Statements Numbers 333-49407, 33-40251, 333-34927, 333-28043, 33-17181, 2-97913, 2-77397, 2-53766, 333-91253 and 333-63664 on Form S-8 and 333-52055 on Form S-3 and 333-78253 and 333-119023 on Form S-4 of CVS Corporation of our reports dated March 8, 2005, with respect to the consolidated balance sheets of CVS Corporation and subsidiaries as of January 1, 2005 and January 3, 2004, and the related consolidated statement of operations, shareholders’ equity and cash flows for the fifty-two week period ended January 1, 2005, the fifty-three week period ended January 3, 2004, and the fifty-two week period ended December 28, 2002 and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of January 1, 2005 and the effectiveness of internal control over financial reporting as of January 1, 2005, which reports appear in the January 1, 2005 Annual Report on Form 10-K of CVS Corporation.

/s/ KPMG LLP
KPMG LLP

Providence, Rhode Island

March 16, 2005